Filed Pursuant to Rule 424(b)(3)

Registration Statement No.: 333-273169

FINAL PROSPECTUS

20,000,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to an aggregate of 20,000,000 shares of common stock, par value $0.000001 per share, of Xtant Medical Holdings, Inc. by the selling stockholders named in this prospectus, including their respective donees, pledgees, transferees, assignees or other successors-in-interest. The selling stockholders acquired these shares from us pursuant to a Securities Purchase Agreement, dated as of July 3, 2023, pursuant to which we issued an aggregate of 20,000,000 shares of common stock in a private placement at a per share purchase price of $0.75.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from sales of the shares offered by the selling stockholders, although we will incur expenses in connection with the offering. The registration of the resale of the shares of common stock covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The timing and amount of any sales are within the sole discretion of the selling stockholders.

The shares of common stock offered under this prospectus may be sold by the selling stockholders through public or private transactions, on or off the NYSE American, at prevailing market prices or at privately negotiated prices. For more information on the times and manner in which the selling stockholders may sell the shares of common stock under this prospectus, please see the section entitled “Plan of Distribution,” beginning on page 17 of this prospectus.

Our common stock is listed on the NYSE American under the symbol “XTNT.” On July 6, 2023, the last reported sale price of our common stock on the NYSE American was $0.84 per share.

Investing in our shares of common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 13, 2023.

We are responsible for the information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement we prepare or authorize. Neither we nor the selling stockholders, as defined below, have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any accompanying prospectus supplement, including the documents incorporated by reference herein or therein, before making your investment decision.

For investors outside the United States: we have not, and the selling stockholders have not, taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the common stock and the distribution of this prospectus outside the United States.

ii

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (“Securities Act”). Under this registration process, the selling stockholders named in this prospectus may offer or sell shares of our common stock in one or more offerings from time to time. Each time the selling stockholders named in this prospectus (or in any supplement to this prospectus) sell shares of our common stock under the registration statement of which this prospectus is a part, such selling stockholders must provide a copy of this prospectus and any applicable prospectus supplement to a potential purchaser as required by law.

In certain circumstances we may provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” beginning on page 19 of this prospectus and “Incorporation of Certain Information by Reference” beginning on page 18 of this prospectus.

Neither we, nor the selling stockholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the selling stockholders will make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, see “Risk Factors” beginning on page 3 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements” beginning on page 7 of this prospectus.

Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Unless the context otherwise indicates, the terms “Xtant,” “XTNT,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to Xtant Medical Holdings, Inc. and our subsidiaries, and the term “common stock” refers to our common stock, par value $0.000001 per share. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus, including risk factors, see “Risk Factors” beginning on page 3 of this prospectus, and our most recent consolidated financial statements and related notes.

About Xtant Medical Holdings, Inc.

We are a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity, and degenerative procedures. Our products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease. We promote our products in the United States through independent distributors and stocking agents, supported by direct employees.

We have an extensive sales channel of independent commissioned agents and stocking distributors in the United States representing some or all of our products. We also maintain a national accounts program to enable our agents to gain access to integrated delivery network hospitals (“IDNs”) and through group purchasing organizations (“GPOs”). We have biologics contracts with major GPOs, as well as extensive access to IDNs across the United States for both biologics and spine hardware systems. While our focus is the United States market, we promote and sell our products internationally through stocking distribution partners in Canada, Mexico, South America, Australia, and certain Pacific region countries.

The address of our principal executive office is 664 Cruiser Lane Belgrade, Montana 59714 and our telephone number is (406) 388-0480.

Our Recent Private Placement

Securities Purchase Agreement

On July 3, 2023, we entered into the Securities Purchase Agreement (the “Securities Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which we agreed to issue an aggregate of 20,000,000 shares of common stock in a private placement (the “Private Placement”) at a per share purchase price of $0.75. The closing of the Private Placement occurred on July 6, 2023. We received gross proceeds of approximately $15.0 million before deducting estimated offering expenses payable by the Company. We expect to use the net proceeds from the Private Placement for working capital and other general corporate purposes.

Under the terms of the Securities Purchase Agreement, each of our directors and executive officers entered into lock-up agreements with the Company pursuant to which they agreed, subject to certain customary exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to, any shares of our common stock or securities convertible, exchangeable or exercisable into, shares of our common stock beneficially owned, held or hereafter acquired by such director or executive officer.

Registration Rights Agreement

Under the terms of the Securities Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors at the closing of the Private Placement pursuant to which we agreed to prepare and file a shelf resale registration statement (the “Resale Registration Statement”) with the SEC within 30 days of the date of the closing for purposes of registering the resale of the shares of common stock (the “Registrable Securities”). The registration statement of which this prospectus is a part has been filed to satisfy this obligation. Under the terms of the Registration Rights Agreement, we agreed to use commercially reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 60 days of the closing of the closing (90 days in the event the Resale Registration Statement is reviewed by the SEC). If we fail to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, we will be required to pay liquidated damages to the Investors. We also agreed, among other things, to indemnify the selling stockholders from certain liabilities and to pay all fees and expenses incident to our performance of or compliance with the Registration Rights Agreement.

1

The Offering

Common stock to be offered by the selling stockholders:	Up to 20,000,000 shares

Common stock to be outstanding after the offering:	128,897,048 shares (based on 108,897,048 shares outstanding prior to the Private Placement)

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds” beginning on page 9 of this prospectus.

Risk factors:	You should read the “Risk Factors” beginning on page 3 of this prospectus and the “Risk Factors” sections of the documents incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Stock exchange listing:	Our common stock is listed on the NYSE American under the symbol “XTNT.”

2

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks and the risks described in the “Risk Factors” section of our most recent Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 7, 2023, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 4, 2023, and in any other documents incorporated by reference into this prospectus, as updated by our future filings. The occurrence of any of the events described below could have a material adverse effect on our business, financial condition, results of operations, cash flows, prospects or the value of our common stock. These risks are not the only ones that we face. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

Risks Related to this Offering and Our Common Stock

Sales of shares in connection with this offering may cause the market price of our common stock to decline.

In connection with the Private Placement, we entered into the Securities Purchase Agreement and Registration Rights Agreement, pursuant to which we agreed to register for resale with the SEC the shares of our common stock issued to the selling stockholders in the Private Placement. The registration statement of which this prospectus is a part has been filed to satisfy this obligation. Upon the effectiveness of the registration statement, the shares we issued in the Private Placement may be freely sold in the open market. The sale of a significant amount of these shares of our common stock in the open market, or the perception that these sales may occur, could cause the market price of our common stock to decline or become highly volatile.

Shares of our common stock are equity securities and are subordinate to our outstanding indebtedness.

Shares of our common stock are common equity interests. This means that our common stock will rank junior to any outstanding shares of our preferred stock that we may issue in the future or to the indebtedness under our Credit, Security and Guarantee Agreement (Term Loan), as amended (the “Term Credit Agreement”), and Credit, Security and Guaranty Agreement (Revolving Loan), as amended (the “Revolving Credit Agreement” and, together with the Term Credit Agreement, the “Credit Agreements”), with MidCap Financial Trust and any future indebtedness we may incur and to all creditor claims and other non-equity claims against us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding. Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of our common stock, (i) dividends are payable only when and if declared by our Board of Directors, and (ii) as a corporation, we are restricted to making dividend payments and redemption payments out of legally available assets. We have never paid a dividend on our common stock and have no current intention to pay dividends in the future. In addition, our Credit Agreements preclude us from paying dividends. Furthermore, our common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to stockholders generally.

Our inability to comply with the continued listing requirements of the NYSE American could result in our common stock being delisted, which could affect its market price and liquidity and reduce our ability to raise capital.

We are required to meet certain qualitative and financial tests to maintain the listing of our common stock on the NYSE American. If we do not maintain compliance with the continued listing requirements for the NYSE American within specified periods and subject to permitted extensions, our common stock may be recommended for delisting (subject to any appeal we would file). On October 5, 2020, we regained compliance with these continued listing requirements as a result of the completion of our August 2020 debt restructuring. No assurance can be provided that we will continue to comply with these continued listing requirements. If our common stock were delisted, it could be more difficult to buy or sell our common stock and to obtain accurate quotations, and the price of our stock could suffer a material decline. Delisting would also impair our ability to raise capital.

3

The market price of our common stock is extremely volatile, which may affect our ability to raise capital in the future and may subject the value of the investment of our stockholders to sudden decreases.

The market price for securities of medical device and biotechnology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. The trading volume and prices of our common stock have been and may continue to be volatile and could fluctuate widely due to factors both within and beyond our control. During 2022, the sale price of our common stock ranged from $0.46 to $0.88 per share, and our daily trading volume ranged from 2 thousand to 328 thousand shares. During the first six months of 2023, the sale price of our common stock ranged from $0.56 to $1.20 per share, and our daily trading volume ranged from 4 hundred to 520 thousand shares. Such volatility may be the result of broad market and industry factors. Future fluctuations in the trading price or liquidity of our common stock may harm the value of the investment of our stockholders in our common stock. Factors that may have a significant impact on the market price and marketability of our common stock include, among others:

●	the terms of any potential future transaction(s) related to debt financing, debt restructuring or capital raising;
●	our ability to make interest payments under our Credit Agreements;
●	our observance of covenants under our Credit Agreements;
●	announcements of technological innovations or new commercial products by us or our present or potential competitors;
●	developments or disputes concerning patent or other proprietary rights;
●	developments in our relationships with employees, suppliers, distributors, sales representatives and customers;
●	acquisitions or divestitures;
●	litigation and government proceedings;
●	adverse legislation, including changes in governmental regulation;
●	third-party reimbursement policies;
●	additions or departures of key personnel;
●	sales of our equity securities by our significant stockholders or management or sales of additional equity securities by our Company;
●	changes in securities analysts’ recommendations;
●	short selling;
●	changes in health care policies and practices;
●	the delisting of our common stock or halting or suspension of trading in our common stock by the NYSE American;
●	economic, social and other external factors, such as COVID-19, supply chain disruptions, labor shortages and persistent inflation; and
●	general market conditions.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. These lawsuits often seek unspecified damages, and as with any litigation proceeding, one cannot predict with certainty the eventual outcome of pending litigation. Furthermore, we may have to incur substantial expenses in connection with any such lawsuits and our management’s attention and resources could be diverted from operating our business as we respond to any such litigation. We maintain insurance to cover these risks for us and our directors and officers, but our insurance is subject to high deductibles to reduce premium expense, and there is no guarantee that the insurance will cover any specific claim that we currently face or may face in the future, or that it will be adequate to cover all potential liabilities and damages.

We may issue additional common stock resulting in stock ownership dilution.

From time to time, we issue equity securities to raise additional financing and in connection with debt restructurings. In the Private Placement, we issued 20 million shares of common stock at a purchase price of $0.75 per share. During 2022, we issued in a private placement approximately 20.3 million shares of common stock at a purchase price of $0.48 per share and warrants to purchase approximately 5.1 million shares of common stock. Future dilution may occur due to additional future equity issuances and/or equity financing events by us, including any potential future restructuring of our outstanding indebtedness. In addition, we may raise additional capital through the sale of equity or convertible debt securities, which would further dilute the ownership interests of our stockholders. As of July 6, 2023, we had outstanding warrants to purchase approximately 12,187,470 shares of our common stock, stock options to purchase 3,403,192 shares of our common stock and restricted stock unit awards covering 3,282,898 shares of our common stock under the Xtant Medical Holdings, Inc. Second Amended and Restated 2018 Equity Incentive Plan, options to purchase 12,012 shares of our common stock under our prior equity compensation plan, and 7,387,813 shares available for issuance under the Xtant Medical Holdings, Inc. Second Amended and Restated 2018 Equity Incentive Plan. If these or any future warrants, options or restricted stock units are exercised or otherwise converted into shares of our common stock, our stockholders will experience additional dilution.

The sale or availability for sale of substantial amounts of our common stock or other equity securities could adversely affect the market price of our common stock.

Sales of substantial amounts of our common stock or a preferred stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. We cannot predict what effect, if any, market sales of securities beneficially owned by OrbiMed Advisors LLC or any other stockholder or the availability of these securities for future sale will have on the market price of our common stock.

4

Anti-takeover provisions in our organizational documents and agreements may discourage or prevent a change in control, even if a sale of the Company could be beneficial to our stockholders, which could cause our stock price to decline and prevent attempts by our stockholders to replace or remove our current management.

Several provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Charter”) and Third Amended and Restated Bylaws (the “Bylaws”) and our Investor Rights Agreement (the “Investor Rights Agreement”), dated as of February 14, 2018 with OrbiMed Royalty Opportunities II, LP (“Royalty Opportunities”) and ROS Acquisition Offshore LP (“ROS”), could make it difficult for our stockholders to change the composition of our Board of Directors, preventing them from changing the composition of management. In addition, several provisions of our Charter and Bylaws may discourage, delay or prevent a merger or acquisition that our stockholders may consider favorable. These provisions include:

●	We have shares of common stock and preferred stock available for issuance without stockholder approval. The existence of unissued and unreserved common stock and preferred stock may enable the Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.
●	Shares of our common stock do not have cumulative voting rights in the election of directors, so our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors.
●	Special meetings of the stockholders may be called only by the Board of Directors, the chair of the Board of Directors or the chief executive officer.
●	The Board of Directors may adopt, alter, amend or repeal our Bylaws without stockholder approval.
●	Unless otherwise provided by law, any newly created directorship or any vacancy occurring on the Board of Directors for any cause may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors even if such majority is less than a quorum, and any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.
●	The affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend or repeal the provisions of our Charter related to the amendment of our Bylaws, the Board of Directors and our stockholders as well as the general provisions of our Charter.
●	Stockholders must follow advance notice procedures to submit nominations of candidates for election to the Board of Directors at an annual or special meeting of our stockholders, including director election contests subject to the SEC’s universal proxy rules, and must follow advance notice procedures to submit other proposals for business to be brought before an annual meeting of our stockholders.
●	Unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware, subject to certain limitations, will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim arising under any provision of the General Corporation Law of the State of Delaware (“DGCL”), our Charter or our Bylaws, or (iv) any action asserting a claim governed by the internal-affairs doctrine.
●	The Investor Rights Agreement includes director nomination rights, which provide that so long as the Ownership Threshold (as defined in the Investor Rights Agreement) is met, Royalty Opportunities and ROS are entitled to nominate such individuals to the Board of Directors constituting a majority of the directors. In addition, under the Investor Rights Agreement, so long as the Ownership Threshold is met, certain matters require the approval of Royalty Opportunities and ROS to proceed with such a transaction, including without limitation, the sale, transfer or other disposition of our assets or businesses or our subsidiaries with a value in excess of $250,000 in the aggregate during any fiscal year (other than sales of inventory or supplies in the ordinary course of business, sales of obsolete assets (excluding real estate), sale-leaseback transactions and accounts receivable factoring transactions).
●	The Letter Agreement between us and Mr. Stavros Vizirgianakis includes director nomination rights, which terminate on the earlier of (i) the date on which Mr. Vizirgianakis ceases to hold at least 75% of the shares of common stock purchased by him in our 2022 private placement, (ii) the second anniversary of the date of the second closing of our 2022 private placement, or (iii) upon written notice of Mr. Vizirgianakis to us.

These anti-takeover provisions could substantially impede the ability of our stockholders to benefit from a change in control and, as a result, could materially adversely affect the market price of our common stock and the ability of our stockholders to realize any potential change-in-control premium.

5

Our Board of Directors is authorized to issue and designate shares of our preferred stock without stockholder approval.

Our Charter authorizes our Board of Directors, without the approval of our stockholders, to issue up to 10 million shares of our preferred stock, subject to limitations prescribed by applicable law, rules and regulations and the provisions of our Charter, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these series of preferred stock may be senior to or on parity with our common stock, which may reduce its value.

Our Charter designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us.

Our Charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim arising under any provision of the DGCL, or (iv) any action asserting a claim governed by the internal-affairs doctrine. Stockholders in our Company will be deemed to have notice of and have consented to the provisions of our Charter related to choice of forum. The choice of forum provision in our Charter may limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us.

Notwithstanding the foregoing, Section 27 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction.

We have never paid dividends and do not expect to do so in the foreseeable future.

We have not declared or paid any cash dividends on our common stock. The payment of dividends in the future will be dependent on our earnings and financial condition and on such other factors as our Board of Directors considers appropriate. Unless and until we pay dividends, stockholders may not receive a return on their shares of our common stock. There is no present intention by our Board of Directors to pay dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of our Credit Agreements preclude us from paying dividends. As a result, appreciation, if any, in the market price of our common stock will be the sole source of gain for our stockholders for the foreseeable future.

6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, or filings with the SEC and our public releases, that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our “expectations,” “hopes,” “beliefs,” “intentions” or “strategies” regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should” and “would,” as well as similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. Forward-looking statements contained in or incorporated by reference into this prospectus may include, for example, statements about the following topics and are subject to certain risks and uncertainties, including the following:

●	our use of proceeds from the Private Placement, which use is within the discretion of management;
●	our ability to integrate the sale of products acquired as part of the acquisition of Surgalign SPV, Inc.;
●	the effect of inflation and supply chain disruptions, which could result in delayed product launches, lost revenue, higher costs, decreased profit margins, and other adverse effects on our business and operating results;
●	the effect of a global economic slowdown, rising interest rates and the prospects for recession, as well as recent and potential future disruptions in access to bank deposits or lending commitments due to bank failures, which could materially and adversely affect our revenue, liquidity, financial condition and results of operations;
●	the effect of labor and staffing shortages at hospitals and other medical facilities on the number of elective procedures in which our products are used and as a result our revenues, as well as global and local labor shortages and loss of personnel, which have adversely affected and may continue to adversely our ability to produce product to meet demand;
●	our ability to service our debt and comply with the covenants in our Credit Agreements;
●	our ability to maintain sufficient liquidity to fund our operations and obtain financing on reasonable terms when needed;
●	the effect of COVID-19 and current and future variants on our business, operating results and financial condition, including our revenues primarily as a result of the reduction in procedures in which our products are used and the disruption to our customers, distributors, independent sales representatives, contract manufacturers and suppliers, as well as the global economy, supply chain and financial and credit markets;
●	our ability to increase or maintain revenue or return to pre-COVID-19 revenue levels within an acceptable time period or at all and possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory if unsuccessful;
●	the ability of our sales personnel, including our independent sales agents and distributors, to achieve expected results;
●	our ability to innovate, develop, introduce and market new products and technologies;
●	our ability to remain competitive;
●	our reliance on third party suppliers and manufacturers;
●	our ability to attract, retain and engage qualified technical, sales and processing personnel and members of our management team, especially in light of a tight labor market and increasing cost of living in and around the Belgrade, Montana area;
●	our dependence on and ability to retain and recruit independent sales agents and distributors and motivate and incentive them to sell our products, including in particular our dependence on key independent agents for a significant portion of our revenue;
●	our ability to retain and expand our agreements with GPOs and IDNs and sell products to members of such GPOs and IDNs;
●	our ability and success in implementing key growth and process improvement initiatives designed to increase our production capacity, revenue and scale and risks associated with such growth and process improvement initiatives;
●	the effect of our private label and original equipment manufacturer (“OEM”) business on our business and operating results and risks associated therewith, including fluctuations in our operating results and decreased profit margins;

7

●	risks associated with and the effect of a shift in procedures using our products from hospitals to ambulatory surgical centers, which would put pressure on the price of our products and margins;
●	our ability to obtain and maintain government and third-party coverage and reimbursement for our products;
●	our ability to obtain and maintain regulatory approvals in the United States and abroad and the effect of government regulations and our compliance with government regulations;
●	our ability to successfully complete and integrate future business combinations or acquisitions;
●	the effect of product liability claims and other litigation to which we may be subjected and product recalls and defects;
●	our ability to remain accredited with the American Association of Tissue Banks and continue to obtain a sufficient number of donor cadavers for our products;
●	our ability to obtain and protect our intellectual property and proprietary rights and operate without infringing the intellectual property rights of others;
●	our expectations regarding operating trends, future financial performance and expense management and our estimates of our future revenue, expenses, ongoing losses, gross margins, operating leverage, capital requirements and our need for, or ability to obtain, additional financing and the availability of our credit facilities; and
●	our ability to maintain our stock listing on the NYSE American Exchange.

The forward-looking statements contained in this prospectus or in any documents incorporated by reference are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, or assumptions, many of which are beyond our control, which may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in this prospectus, see “Risk Factors” beginning on page 3 of this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 7, 2023, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 4, 2023.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or that the forward-looking events and circumstances will occur. All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

You should also read carefully the factors described in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 7, 2023, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 4, 2023, and in any other documents incorporated by reference into this prospectus, as updated by our future filings, to better understand significant risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this report, and you should not place undue reliance on any forward-looking statements.

8

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of our common stock described in the section entitled “Selling Stockholders,” beginning on page 14 of this prospectus, to resell such shares. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholders.

We will bear all expenses incurred in connection with the performance of our obligations under the Registration Rights Agreement.

9

DESCRIPTION OF SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock and preferred stock and does not purport to be complete. It is subject to and qualified in its entirety by reference to the provisions of our Charter, Bylaws and the Investor Rights Agreement, which are filed as exhibits to the registration statement that includes this prospectus and are incorporated by reference herein. We encourage you to read our Charter, our Bylaws, the Investor Rights Agreement and the applicable provisions of the DGCL for additional information.

Authorized and Outstanding Capital Stock

Our Charter provides that we have authority to issue 300,000,000 shares of common stock, 128,897,048 of which are issued and outstanding as of July 6, 2023 and 10,000,000 shares of preferred stock, none of which are issued and outstanding as of the date of this prospectus. As of July 6, 2023, we had outstanding warrants to purchase 12,187,470 shares of common stock, stock options to purchase 3,403,192 shares of common stock and restricted stock unit awards covering 3,282,898 shares of common stock under the Xtant Medical Holdings, Inc. Second Amended and Restated 2018 Equity Incentive Plan, options to purchase 12,012 shares of common stock under our prior equity compensation plan, and 7,387,813 shares available for issuance under the Xtant Medical Holdings, Inc. Second Amended and Restated 2018 Equity Incentive Plan.

Our preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution or resolutions, to fix the number of shares of any series of preferred stock and to determine the designation, powers, rights, preferences, qualifications, limitations, privileges and restrictions, if any, of any wholly unissued series of preferred stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

We may amend from time to time our Charter to increase the number of authorized shares of common stock or preferred stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon. In addition, pursuant to our Charter, the Board of Directors is authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series (including a series of preferred stock), the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to certain limitations, without the vote of our stockholders.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders, including in all elections for directors. Stockholders are not entitled to cumulative voting in the election of directors. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock are entitled to vote on all matters on which stockholders are generally entitled to vote.

Our stockholders may vote either in person or by proxy. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by our Charter, our Bylaws, the rules or regulations of any stock exchange applicable to us or applicable law or pursuant to any regulation applicable to us or our securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of our stock that are present in person or by proxy and entitled to vote thereon.

Dividends

Our Board of Directors may authorize, and we may make, distributions to our stockholders, subject to any restriction in our Charter and to those limitations prescribed by law and contractual restrictions. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to share equally, identically and ratably in any dividends that the Board of Directors may determine to issue from time to time.

10

Liquidation Rights

Upon liquidation, dissolution or winding up, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to applicable law and the rights, if any, of the holders of any class of preferred stock then outstanding.

Other Rights and Preferences

Under the terms of our Charter and Bylaws, holders of our common stock have no preemptive rights, conversion rights or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Board of Directors may designate and issue in the future. Our Charter and Bylaws do not restrict the ability of a holder of our common stock to transfer his, her or its shares of common stock. All shares of our common stock currently outstanding are fully paid and non-assessable.

Transfer Agent

The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Exchange Listing

Our common stock is listed on NYSE American under the symbol “XTNT.”

Anti-Takeover Provisions of Certain Provisions of our Charter, Bylaws and Investor Rights Agreement and Our Status as a Controlled Company

Anti-takeover provisions in our Charter, Bylaws and Investor Rights Agreement and our status as a controlled company may discourage or prevent a change in control, even if such a sale could be beneficial to our stockholders.

Charter and Bylaws

Our Charter and Bylaws contain the following anti-takeover provisions that may have an anti-takeover effect of delaying, deferring or preventing a change in control of the Company:

●	We have shares of common stock and preferred stock available for issuance without stockholder approval. The existence of unissued and unreserved common stock and preferred stock may enable the Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.
●	Shares of our common stock do not have cumulative voting rights in the election of directors, so our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors.
●	Special meetings of the stockholders may be called only by the Board of Directors, the chairman of the Board of Directors or the chief executive officer.
●	The Board of Directors may adopt, alter, amend or repeal our Bylaws without stockholder approval.
●	Unless otherwise provided by law, any newly created directorship or any vacancy occurring on the Board of Directors for any cause may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors, even if such majority is less than a quorum, and any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.
●	The affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend or repeal the provisions of our Charter related to the amendment of our Bylaws, the Board of Directors and our stockholders as well as the general provisions of our Charter.
●	Stockholders must follow advance notice procedures to submit nominations of candidates for election to the Board of Directors at an annual or special meeting of our stockholders and must follow advance notice procedures to submit other proposals for business to be brought before an annual meeting of our stockholders.
●	Unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or our stockholders, (iii) any action asserting a claim arising under any provision of the DGCL, our Charter or our Bylaws, or (iv) any action asserting a claim governed by the internal-affairs doctrine. Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction.

11

Investor Rights Agreement

We are party to an Investor Rights Agreement, which includes certain provisions that may have an anti-takeover effect of delaying, deferring or preventing a change in control of the Company. The Investor Rights Agreement includes director nomination rights, which provide that so long as the Ownership Threshold (as defined in the Investor Rights Agreement) is met, Royalty Opportunities and ROS are entitled to nominate such individuals to the Board of Directors constituting a majority of the directors. In addition, under the Investor Rights Agreement, so long as the Ownership Threshold is met, certain matters require the approval of Royalty Opportunities and ROS to proceed with such a transaction, including without limitation, the sale, transfer or other disposition of assets or businesses of the Company or its subsidiaries with a value in excess of $250,000 in the aggregate during any fiscal year (other than sales of inventory or supplies in the ordinary course of business, sales of obsolete assets (excluding real estate), sale-leaseback transactions and accounts receivable factoring transactions).

Controlled Company Status

We are a “controlled company” as defined in section 801(a) of the NYSE American Company Guide because more than 50% of the combined voting power of all of our outstanding common stock is beneficially owned by OrbiMed Advisors LLC. Our status as a controlled company may have an anti-takeover effect of delaying, deferring or preventing a change in control of the Company.

Section 203 of the DGCL

We have elected to be subject to Section 203 of the DGCL (“Section 203”), and we are prohibited from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting shares outstanding at the time the transaction began, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting shares that are not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the company and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the company involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the company of any shares of the company to the interested stockholder;
●	any transaction involving the company that has the effect of increasing the proportionate share of the shares or any class or series of shares of the company beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the company.

In general, by reference to Section 203, an “interested stockholder” is an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status owned, 15% or more of the outstanding voting shares of the company.

12

Limitations of Liability and Indemnification Matters

We have adopted provisions in our Charter that limit or eliminate the liability of our directors for monetary damages for breach of their fiduciary duties, except for a breach of the duty of loyalty to our Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or for any transaction from which a director derived an improper personal benefit. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to the following:

●	any breach of their duty of loyalty to us or our stockholders;
●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
●	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of director liability, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

Our Bylaws provide for mandatory indemnification of directors and officers to the maximum extent allowed by applicable law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. In addition, we have also entered into indemnification agreements with our directors and officers, pursuant to which we must:

●	indemnify officers and directors against certain liabilities that may arise because of their status as officers and directors;
●	advance expenses, as incurred, to officers and directors in connection with a legal proceeding subject to limited exceptions; and
●	cover officers and directors under any general or directors’ and officers’ liability insurance policy maintained by us.

We also maintain directors’ and officers’ liability insurance.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

13

SELLING STOCKHOLDERS

The shares of our common stock offered under this prospectus may be offered from time to time by the selling stockholders named below or by any of their respective pledgees, donees, transferees or other successors-in-interest. As used in this prospectus, the term “selling stockholders” includes the selling stockholders identified below and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer. The selling stockholders named below acquired the shares of our common stock being offered under this prospectus directly from us following the Private Placement. We issued the shares to the selling stockholders in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

The following table sets forth as of July 6, 2023: (1) the name of each selling stockholder for whom we are registering shares of our common stock under the registration statement of which this prospectus is a part, (2) the number of shares of our common stock beneficially owned by each of the selling stockholders prior to the offering, determined in accordance with Rule 13d-3 under the Exchange Act, (3) the number of shares of our common stock that may be offered by each selling stockholder under this prospectus and (4) the number of shares of our common stock to be owned by each selling stockholder after completion of this offering. We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus. The amounts and information set forth below are based upon information provided to us by the selling stockholders or their representatives, or on our records, as of July 6, 2023. The percentage of beneficial ownership for the following table is based on 128,897,048 shares of our common stock outstanding as of July 6, 2023.

To our knowledge, except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all shares of our common stock shown in the table to be beneficially owned by such stockholder. Except as described below, none of the selling stockholders has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased the shares of our common stock outside the ordinary course of business or, at the time of their acquisition of such shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Being	Shares Beneficially Owned After Completion of the Offering
Name of Selling Stockholder	Number	Percentage	Offered	Number	Percentage
Altium Growth Fund, LP(1)	16,725,477	9.9%	4,000,000	12,725,477	9.4%
Incept, LLC(2)	5,140,602	4.0%	1,333,334	3,807,268	2.9%
Lytton-Kambara Foundation(3)	4,829,814	3.8%	4,800,000	29,814	*
Blackwell Partners LLC – Series A(4)	2,520,175	2.0%	2,520,175	—	*
John Lipman(5)	2,201,210	1.7%	1,566,665	634,545	*
Claudio Da Re(6)	1,919,090	1.5%	400,000	1,519,090	1.2%
Lightsail Partners, LP(7)	1,301,212	1.0%	666,667	634,545	*
NCP RFM LP(8)	796,376	*	796,376	—	*
SEP FBO Norman H Pessin Pershing LLC as Custodian(9)	666,667	*	666,667	—	*
Steve Dyer(10)	466,667	*	266,667	200,000	*
Nantahala Capital Partners Limited Partnership(11)	464,659	*	464,659	—	*
James J. Tiampo Money Purchase Plan & Trust (Keogh) – Roth Portion(12)	333,333	*	333,333	—	*
Kevin Harris(13)	300,000	*	300,000	—	*
William F. Hartfiel III(14)	300,000	*	300,000	—	*
Bradley W. Baker(15)	266,667	*	266,667	—	*
James H. Zavoral Jr.(16)	266,667	*	266,667	—	*
MTX Capital LP(17)	266,666	*	266,666	—	*
Nantahala Capital Partners II Limited Partnership(18)	218,790	*	218,790	—	*
Joshua Thomas	200,000	*	200,000	—	*
MAZ Partners LP(19)	200,000	*	200,000	—	*
Tom Emmel(20)	133,333	*	133,333	—	*
John O’Brien(21)	33,334	*	33,334	—	*
Total	39,550,739		20,000,000

* Less than 1%

(1)	Based in part on information contained in a Schedule 13G/A filed with the SEC on February 14, 2023. Altium Growth Fund, LP, Altium Capital Management, LLC, and Altium Growth GP, LLC each have shared dispositive power and voting power over the shares. Altium Capital Management, LP is the investment adviser of, and may be deemed to beneficially own securities owned by, Altium Growth Fund, LP. Altium Growth GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by, Altium Growth Fund, LP. The number of shares includes 6,497,918 shares of our common stock issuable upon exercise of warrants. The selling stockholder is not permitted to exercise such warrants to the extent that such exercise would result in the selling stockholder and its affiliates beneficially owning more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants. The selling stockholder has the right to increase this beneficial ownership limitation in its discretion on 61 days’ prior written notice to us.

14

(2)	Farhad Khosravi has voting and investment control over the shares of common stock held by Incept, LLC. The number of shares includes 761,454 shares of our common stock issuable upon exercise of warrants.
(3)	Laurence Lytton has voting and investment control over the shares of common stock held by the Lytton-Kambara Foundation.
(4)	Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder.
(5)	These shares of common stock are held directly by Mr. Lipman. Mr. Lipman is an affiliate of a broker-dealer, Craig-Hallum Capital Group LLC (“Craig-Hallum”), and has represented to us that (1) he purchased the shares in the ordinary course of business and (2) at the time of purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares. The number of shares includes 126,909 shares of our common stock issuable upon exercise of warrants.
(6)	The number of shares includes 253,818 shares of our common stock issuable upon exercise of warrants.
(7)	James Basili has voting and investment control over the shares of common stock held by Lightsail Partners, LP. The number of shares includes 126,909 shares of our common stock issuable upon exercise of warrants.
(8)	Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder.
(9)	Norman H. Pessin has voting and investment control over the shares of common stock held by SEP FBO Norman H Pessin Pershing LLC as Custodian.
(10)	These shares of common stock are held directly by Mr. Dyer. Mr. Dyer is an affiliate of a broker-dealer, Craig-Hallum, and has represented to us that (1) he purchased the shares in the ordinary course of business and (2) at the time of purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares.
(11)	Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder.
(12)	James J. Tiampo has voting and investment control over the shares of common stock held by James J. Tiampo Money Purchase Plan & Trust (Keogh) – Roth Portion.
(13)	These shares of common stock are held directly by Mr. Harris. Mr. Harris is an affiliate of a broker-dealer, Craig-Hallum Capital Group LLC (Craig-Hallum), and has represented to us that (1) he purchased the shares in the ordinary course of business and (2) at the time of purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares.
(14)	These shares of common stock are held directly by Mr. Hartfiel. Mr. Hartfiel is an affiliate of a broker-dealer, Craig-Hallum, and has represented to us that (1) he purchased the shares in the ordinary course of business and (2) at the time of purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares.
(15)	These shares of common stock are held directly by Mr. Baker. Mr. Baker is an affiliate of a broker-dealer, Craig-Hallum, and has represented to us that (1) he purchased the shares in the ordinary course of business and (2) at the time of purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares.
(16)	These shares of common stock are held directly by Mr. Zavoral. Mr. Zavoral is an affiliate of a broker-dealer, Craig-Hallum, and has represented to us that (1) he purchased the shares in the ordinary course of business and (2) at the time of purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares.
(17)	Harris Heyer has voting and investment control over the shares of common stock held by MTX Capital LP.
(18)	Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder.
(19)	Walter Schenker is the principal and control person of MAZ Partners LP.
(20)	These shares of common stock are held directly by Mr. Emmel. Mr. Emmel is an affiliate of a broker-dealer, Craig-Hallum, and has represented to us that (1) he purchased the shares in the ordinary course of business and (2) at the time of purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares.
(21)	These shares of common stock are held directly by Mr. O’Brien. Mr. O’Brien is an affiliate of a broker-dealer, Craig-Hallum, and has represented to us that (1) he purchased the shares in the ordinary course of business and (2) at the time of purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

15

Material Relationships Between Selling Stockholders and Xtant

2023 Private Placement

On July 3, 2023, we entered into the Securities Purchase Agreement with the Investors, pursuant to which we agreed to issue an aggregate of 20,000,000 shares of common stock in a Private Placement at a per share purchase price of $0.75. The closing of the Private Placement occurred on July 6, 2023. We received gross proceeds of approximately $15.0 million before deducting estimated offering expenses payable by the Company. We expect to use the net proceeds from the Private Placement for working capital and other general corporate purposes.

Under the terms of the Securities Purchase Agreement, each of our directors and executive officers entered into lock-up agreements with the Company pursuant to which they agreed, subject to certain customary exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to, any shares of our common stock or securities convertible, exchangeable or exercisable into, shares of our common stock beneficially owned, held or hereafter acquired by such director or executive officer.

Under the terms of the Securities Purchase Agreement, we entered into the Registration Rights Agreement with the Investors at the closing of the Private Placement pursuant to which we agreed to prepare and file a Resale Registration Statement with the SEC within 30 days of the date of the closing for purposes of registering the resale of the Registrable Securities. The registration statement of which this prospectus is a part has been filed to satisfy this obligation. Under the terms of the Registration Rights Agreement, we agreed to use commercially reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 60 days of the closing of the closing (90 days in the event the Resale Registration Statement is reviewed by the SEC). If we fail to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, we will be required to pay liquidated damages to the Investors. We also agreed, among other things, to indemnify the selling stockholders from certain liabilities and to pay all fees and expenses incident to our performance of or compliance with the Registration Rights Agreement.

2022 Private Placement

On August 23, 2022, we entered into a securities purchase agreement with several investors, pursuant to which we agreed to issue an aggregate of 20,305,429 shares of our common stock and warrants to purchase an aggregate of 5,076,358 shares of common stock at a per unit (each unit consisting of one share of common stock and a warrant to purchase 0.25 of a share of common stock) purchase price of $0.48, which represents a 2.5% discount to the 10-day volume-weighted average price of the common stock ending August 19, 2022. Additionally, we agreed that in the event we, or any of our subsidiaries, propose to offer and sell shares of common stock or certain common stock equivalents primarily for capital raising purposes, we would provide the 2022 private placement investors the right, but not the obligation, to participate in such offering in an aggregate amount of up to 20% of the securities offered in such offering, subject to certain customary exceptions. This participation right will expire upon the earlier of October 7, 2023 or the occurrence of certain change in control events. As a result of the 2022 private placement, we received gross proceeds of approximately $9.75 million before deducting estimated offering expenses payable by the Company. The first closing of the 2022 private placement occurred on August 25, 2022, and the second closing of the private placement occurred on October 7, 2022, at which time we entered into a registration rights agreement with the investors. John Lipman, Incept, LLC, Lightsail Partners, LP and Claudio Da Re participated in the 2022 private placement as well as our recent Private Placement.

2021 Private Placement

On February 22, 2021, we entered into a securities purchase agreement, pursuant to which we agreed to issue an aggregate of 8,888,890 shares of our common stock at a purchase price of $2.25 per share and warrants to purchase up to 6,666,668 shares of our common stock. The closing of the 2021 private placement occurred on February 24, 2021. Altium Growth Fund, LP participated in the 2021 private placement as well as our recent Private Placement.

Agreement with Craig-Hallum

On June 29, 2023, we entered into an engagement letter with Craig-Hallum. Pursuant to the engagement letter, we engaged Craig-Hallum to act as our placement agent in connection with the Private Placement.

16

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective transferees, pledgees, donees, assignees or other successors-in-interest may, from time to time, sell any or all of their respective shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. See “Selling Stockholders” on page 14 of this prospectus. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at fixed prices subject to change or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	an exchange or market distribution in accordance with the rules of the NYSE American;
●	privately negotiated transactions;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	transactions in which a broker-dealer solicits purchasers on a best-efforts basis;
●	through one or more underwriters on a firm commitment or best-efforts basis;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	directly to one or more purchasers;
●	through agents; or
●	a combination of any such methods of sale.

The selling stockholders also may sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale. In connection with sales of the shares of our common stock offered hereby or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock offered hereby in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock offered hereby short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock offered hereby to broker-dealers that in turn may sell such shares.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such case, any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, exceed the amount permitted by applicable regulations.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and satisfied.

The selling stockholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock. If any selling stockholder notifies us that an arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus is a part.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to use our best efforts to keep the registration statement of which this prospectus is a part continuously effective, supplemented and amended as required by the Securities Act, in order to permit this prospectus to be usable by the selling stockholders for a period from the date the registration statement becomes effective to, and including, the date upon which no registrable securities are outstanding and constitute “restricted securities” (as defined in Rule 144 under the Securities Act). We will bear all expenses incurred in connection with the performance of our obligations under the Registration Rights Agreement and will reimburse the selling stockholders for the reasonable fees and disbursements of one firm or counsel to act as counsel for the selling stockholders in connection with this offering.

17

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus has been passed upon for us by Fox Rothschild LLP, Minneapolis, Minnesota.

EXPERTS

The financial statements for the years ended December 31, 2022 and 2021 incorporated by reference into this prospectus and registration statement have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as set forth in their report thereon, dated March 7, 2023, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023, and incorporated by reference into this prospectus and registration statement, and such report is included in reliance upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below (File No. 001-34951) that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 7, 2023;
●	Our Definitive Proxy Statement for our 2023 Annual Meeting of Stockholders, filed on June 8, 2023;
●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed on May 4, 2023;
●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on January 9, 2023, February 1, 2023, March 1, 2023 (as amended on May 16, 2023), May 4, 2023, May 18, 2023, May 19, 2023, June 20, 2023, and July 3, 2023;
●	the description of our common stock contained in our registration statement on Form 8-A, filed on October 15, 2015, as amended March 8, 2022, including any amendment or reports filed for the purpose of updating such description;
●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement; and
●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities under this prospectus.

We are not, however, incorporating by reference any documents, or portions of documents, which are not deemed “filed” with the SEC.

You can obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its website at www.sec.gov. You may also obtain these documents from us, free of charge, by visiting our internet website www.xtantmedical.com or by writing to us or calling us at the following address and phone number:

Xtant Medical Holdings, Inc.
600 Cruiser Lane
Belgrade, Montana 59714
Attn: Corporate Secretary
(406) 388-0480

18

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may also obtain the documents that we file electronically on the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, or on our website at www.xtantmedical.com. Information contained on our website is not incorporated by reference herein and does not constitute part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

19

XTANT MEDICAL HOLDINGS, INC.

PROSPECTUS

20,000,000 Shares of Common Stock

July 13, 2023